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                                                                  Exhibit 10.26

                                   AMENDMENT NO. 13

                                        TO THE

                   DIRECT BROADCAST SATELLITE CONTRACT ("CONTRACT")

                                 DATED JUNE 15, 1984

                                       BETWEEN

             UNITED STATES SATELLITE BROADCASTING COMPANY, INC. ("USSB")

                                         AND

                             LOCKHEED MARTIN CORPORATION


THIS AMENDMENT NO. 13 is effective December 31, 1996.

WHEREAS, USSB has decided to proceed with the Construction Phase Commencement ("CPC") for the three (3) channel spacecraft described in Exhibit A1 of the Contract under a separate contract with Lockheed Martin Corporation (hereinafter referred to as "Contractor"); and

WHEREAS, USSB has agreed to purchase the three (3) channel spacecraft described in Exhibit A1 of the Contract under the separate contract; and

WHEREAS, USSB requires additional time to evaluate its alternatives with regard to the 8 channel spacecraft described in Exhibit A2 of the Contract and requests an extension of the System Definition Phase before authorizing Contractor to begin CPC of the eight (8) channel spacecraft; and

WHEREAS, Contractor is willing to grant such an extension and reschedule the CPC for the remaining eight (8) channel spacecraft in accordance with the changes made herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, USSB and Contractor (hereinafter referred to as "Parties") agree to the following:


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I.    All references to the three (3) channel spacecraft, including Exhibit A1, are deleted from this Contract.

II. Change the date of Spacecraft CPC and the date USSB must notify Contractor of its intent not to proceed to December 31, 1997.

III. All other dates specified in the Contract's ARTICLE 3. DELIVERABLE ITEMS AND DELIVERY SCHEDULE and ARTICLE 4. PAYMENT, beginning with the CPC payment number thirteen (13), are delayed twelve (12) months from the date specified in Amendment 12. Thus, payment number thirteen (13) is due on December 31, 1997; and payment number fourteen (14) is due on January 31, 1998, and so forth, through payment number 56.

IV. Prior to CPC for the eight (8) channel spacecraft, the Parties agree to modify the Articles and Exhibits of this Contract. Such modifications shall, at a minimum, include revising Exhibit A2 to specify Contractors Series A2100 spacecraft as well as appropriate adjustments to the delivery schedule, price, and progress payment plan. In the event that the Parties do not agree to such modifications as evidenced by a written amendment to this Contract by the date of CPC, but in no event later than December 31, 1997, this Contract shall be considered terminated for the convenience of USSB in accordance with Article 15. Neither Party shall have any other obligations to the other Party and all payments made by USSB to Contractor shall be retained in their entirety by Contractor.

V. IN WITNESS THEREOF, the Parties have caused this Amendment No. 13 to be signed by their duly authorized officer or representative.


Lockheed Martin Corporation                 United States Satellite
                                            Broadcasting Company, Inc.



By: /s/ H.T. Riley                          By: /s/ Robert W. Hubbard
   ----------------------------------          --------------------------
   H.T. Riley, Manager                          Robert W. Hubbard
   Contracts, East Windsor Operations           Executive Vice President
   Lockheed Martin Telecommunications